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KPMG Peat Marwick LLP

     Suite 1900
     1021 East Cary Street
     Richmond, VA 23219-4023





Independent Auditors' Report

Shareholders of Central Fidelity National Bank and subsidiaries:

We have audited the consolidated balance sheet of Central Fidelity National Bank and subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the year then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Central Fidelity National Bank and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                       /s/ KPMG Peat Marwick LLP
Richmond, Virginia
January 20, 1998